UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 11, 2012

RARE ELEMENT RESOURCES LTD.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34852	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

225 Union Blvd., Suite 250 Lakewood, Colorado	80228
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (720) 278-2460

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

Rare Element Resources Ltd. (the “Company”) held its Annual General Meeting of Shareholders (the “Annual Meeting”) on December 11, 2012.  Of the 44,824,245 common shares issued and outstanding as of the record date, 26,258,084 common shares (approximately 58.58%) were present or represented by proxy at the Annual Meeting.  The results of the voting on the matters submitted to the shareholders are as follows:

(1)  Election of Donald E. Ranta, Randall J. Scott, M. Norman Anderson, Mark T. Brown, Norman W. Burmeister, Gregory E. McKelvey, Paul Schlauch and Paul Zink to the Company’s Board of Directors.

NAME	FOR	WITHHELD	BROKER NON-VOTES
Donald E. Ranta	9,353,810	722,597	16,181,677
Randall J. Scott	9,301,010	775,397	16,181,677
M. Norman Anderson	9,724,856	351,551	16,181,677
Mark T. Brown	8,729,874	1,346,533	16,181,677
Norman W. Burmeister	9,354,281	722,126	16,181,677
Gregory E. McKelvey	9,202,110	874,297	16,181,677
Paul Schlauch	9,815,690	260,717	16,181,677
Paul Zink	9,777,733	298,674	16,181,677

(2)  Ratification of the appointment of Ehrhardt Keefe Steiner & Hottman PC, Certified Public Accountants as our independent registered public accounting firm.

FOR	AGAINST	ABSTAIN
25,760,322	0	497,762

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 13, 2012

Rare Element Resources Ltd.

/s/ David Suleski

   By:

Name: David Suleski

Title:   Chief Financial Officer